Exhibit 16.1

July 21, 2005

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re:	New Horizons Worldwide, Inc.

File No. 0-17840

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of New Horizons Worldwide, Inc. dated July 21, 2005, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/S/ GRANT THORNTON LLP